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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported:  August 16, 1995


                 MASSACHUSETTS ELECTRIC COMPANY

       (exact name of registrant as specified in charter)


Massachusetts            0-5464              04-1988940
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)
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Item 5.  Other Events
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     As previously reported, the Commonwealth of Massachusetts
has been considering proposals for allowing customers greater choice over their electricity supplier. The Massachusetts Department of Public Utilities (MDPU) held hearings on the regulation and structure of the electric utility industry. In this proceeding, Massachusetts Electric Company (Mass. Electric), a subsidiary of New England Electric System, filed with the MDPU a set of interdependent principles for industry restructuring. These principles were agreed to by groups representing environmental protection advocates, governmental agencies, non-utility generators, investor-owned utilities, and large and small customer interests. They include provisions for increased customer choice, while allowing utilities the opportunity to recover the cost of their past commitments, as well as provisions for protecting residential customers, encouraging renewable resources and energy conservation, and honoring contracts with independent power producers.

     On August 16, 1995, the MDPU issued a decision in this proceeding. The MDPU adopted principles, similar to those filed by Mass. Electric and the other parties listed above, by which future electric utility restructuring proposals shall be guided. These principles include a reasonable opportunity for recovery of stranded costs over a period not to exceed 10 years. The MDPU directed Mass. Electric to file by February 16, 1996 a detailed plan consistent with the principles for moving to a competitive generation market. Other Massachusetts utilities were similarly required to file plans.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                 MASSACHUSETTS ELECTRIC COMPANY

                                     s/Michael E. Jesanis

                                 By _________________________
                                    Michael E. Jesanis
                                    Treasurer



Date:  August 23, 1995